STRADLEY
RONON
STEVENS
& YOUNG, LLP

2600 One Commerce Square
Philadelphia, Pennsylvania  19103-7098
(215) 564-8000
Fax: (215) 564-8120


Direct Dial: (215) 564-8101

                                October 18, 1996

Franklin Federal Money Fund
777 Mariners Island Blvd.
San Mateo, California  94404

         Re:      Franklin Federal Money Fund

Gentlemen:

We have examined the Articles of Incorporation and Bylaws of Franklin Federal Money Fund ("Fund"), a California corporation, and the various pertinent records, documents and proceedings we deem material. We have also examined the Notification of Registration and the Registration Statements filed under the Investment Company Act of 1940 ("Investment Company Act") and the Securities Act of 1933 ("Securities Act"), all as amended to date, as well as other items we deem material to this opinion.

You have indicated that, pursuant to Section 24(e)(1) of the Investment Company Act, the Fund intends to file Post-Effective Amendment No. 21 to its registration statement under the Securities Act to register 11,917,384 additional shares of common stock for sale pursuant to its currently effective registration statement under the Securities Act.

Based upon the foregoing information and examination, it is our opinion that the Fund is a valid and subsisting corporation organized under the laws of the State of California and that the proposed registration of the 11,917,384 shares of common stock is proper and such shares of common stock, when issued will be legally outstanding, fully-paid and non-assessable shares of common stock, and the holders of such shares of common stock will have all the rights provided for with respect to such holding by the Articles of Incorporation and the laws of the State of California.

We hereby consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 21 to be filed by the Fund, covering the registration of the said shares under the Securities Act and the applications and registration statements, and amendments thereto, filed in accordance with the securities laws of several states in which shares of the Fund are offered, and we further consent to reference in the Prospectus and Statement of Additional Information of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                            Very truly yours,

                         STRADLEY, RONON, STEVENS & YOUNG

                            By: /s/Audrey C. Talley
                                   Audrey C. Talley
ACT/dei